Exhibit 99.1
Laidlaw & Co. and Spherix Announce Closing of $4.4 Million Financing

TYSONS CORNER, Va., March 27, 2014 /PRNewswire/ -- Spherix Incorporated (NASDAQ:SPEX) (the “Company”) today announced that it has closed a private placement of common stock and warrants and terminated the private offering. Laidlaw & Co (UK) Ltd. served as exclusive placement agent in connection with the private offering. The Company is an intellectual property development company committed to the fostering and monetization of intellectual property.

The gross proceeds to the Company before deduction of placement agent fees and offering expenses was approximately $4.4 million.  Net proceeds from the offering are expected to be used for working capital and general corporate purposes.

Further details of the private placement are available in the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2014 together with each of the transaction documents as Exhibits thereto.  The securities in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.  Accordingly, they may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.  The securities were sold only to accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company where such offer, solicitation or sale would be unlawful prior to the registration or qualification under applicable securities laws.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

About Laidlaw & Co. (UK) Ltd.
Laidlaw & Company (UK) Ltd., founded in 1842, is a relationship driven international investment bank, providing wealth management services, capital raising, mergers & acquisitions advisory, research and corporate access to clients on a global level. Headquartered in New York City and United Kingdom, Laidlaw maintains eight offices across the United States and London, England with over 150 employees firm wide. Laidlaw also offers personalized investment advice and skillful execution to private and public institutions, as well as high net worth individual investors. The firm is a FINRA, MSRB and SIPC registered company.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein, including the Prospectus filed under Rule 424B3 filed February 19, 2014 with the SEC. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investor Relations
Phone: (703) 992-9325
Email: info@spherix.com